Wyoming Secretary of State
Herschler Building East, Suite 101
122 W 25th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Email: Business@wyo.gov

WY Secretary of State
FILED: 04/22/2020 08:19 AM
Original ID: 2010-000592649
Amendment ID: 2020-002809563

Profit Corporation
Articles of Amendment

1. Corporation name:

StrikeForce Technologies, Inc.

2. Article number(s) 10 and 11 is amended as follows:

**Article number(s) is not your filing ID number. Example: 2000-000123456*

Effectuated a 500:1 Reverse Stock Split (pro-rata reduction of outstanding common shares) of our issued and outstanding shares of the ("Reverse Stock Splitr"); and

Reduced the authorized share of common stock from seventeen billion (17,000,000,000) common stock to fourteen billion (14,000,000,000) common stock, $0001 par value, (the "Reduction in Authorized"); and

Fractional shares of common stock in the Reverse Stock Split will be rounded up.

3. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself which may be made upon facts objectively ascertainable outside the articles of amendment.

4. The amendment was adopted on 4/27/2020
(Date – mm/dd/yyyy)

APR 2 0 2020

5. Approval of the amendment: *(Please check **only one** appropriate field to indicate the party approving the amendment.)*

[✔] **Shares were *not* issued** and the board of directors or incorporators have adopted the amendment.

OR

[ ] **Shares were issued** and the board of directors have adopted the amendment *without shareholder approval*, in compliance with W.S. 17-16-1005.

OR

[ ] **Shares were issued** and the board of directors have adopted the amendment *with shareholder approval*, in compliance with W.S. 17-16-1003.

Signature: [signature]

(May be executed by Chairman of Board, President or another of its officers.)

Date: 4/20/2020
(mm/dd/yyyy)

Print Name: Mark L. Kay

Title: CEO

Contact Person: Mark L. Kay

Daytime Phone Number: (610) 246-4276

Email: marklkay@strikeforcetech.com

(Email provided will receive annual report reminders and filing evidence.)
May list multiple email addresses

Checklist

- [✔] ***Filing Fee: $50.00*** Make check or money order payable to Wyoming Secretary of State.
- [✔] Please submit one **originally signed** document.
- [✔] **Typical processing time is 3-5 business days** following the date of receipt in our office.
- [✔] *Refer to original articles of incorporation to determine the specific article number being amended or use the next number in sequence if you are adding an article.
- [✔] Please review form prior to submitting to the Secretary of State to ensure all areas have been completed to avoid a delay in the processing time of your documents.